Exhibit 99.6

Execution Version

LOAN AGREEMENT

dated as of June 7, 2021

among

MARFRIG GLOBAL FOODS S.A.,

as Borrower,

JPMORGAN CHASE BANK, N.A., LONDON BRANCH,

as Lender

and

BANCO J.P.MORGAN S.A.,

as Collateral Agent

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Schedule 3.13 – Subsidiaries
Schedule 3.16 – Insurance

Financial Covenant Schedule

EXHIBITS

Exhibit A - Form of Borrowing Notice

Exhibit B - Forms of Security Agreements

Exhibit C – [Reserved]

Exhibit D-1 - Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-2 - Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-3 - Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-4 - Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E - Form of Promissory Note

Exhibit F - Form of Compliance Certificate

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This LOAN AGREEMENT dated as of June 7, 2021 (as it may be amended or modified from time to time, this “Agreement”), by and among MARFRIG GLOBAL FOODS S.A., a company organized under the laws of Brazil, with its principal place of business at São Paul, Brazil, enrolled with the Brazilian National Taxpayers Registry (CNPJ) under No. 03.853.896/0001-40, as borrower (“Borrower”), JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Lender (“Lender”), and BANCO J.P.MORGAN S.A., a financial institution organized under the laws of Brazil, with its principal place of business at Av. Brigadeiro Faria Lima, 3729, São Paulo/SP, enrolled with the CNPJ under No. 33.172.537/0001-98, as Collateral Agent (“Collateral Agent”).

Borrower has requested that Lender make a term loan to it in the principal amount not exceeding the Commitment (as hereinafter defined), linked together with the Collar Transaction (as hereinafter defined), and Lender is prepared to do so upon the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1.
Definitions and Accounting Terms.

Section 1.01           Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Collateral” means the Collateral Shares (and Collateral Shares that are proceeds of such Collateral Shares), so long as:

(a)            (x) such Shares are subject to a first priority Lien in favor of Lender and not subject to any other Liens, other than Permitted Liens, and (y) the Collateral Requirement has been satisfied with respect thereto;

(b)            such Shares are not subject to any Transfer Restrictions or restrictive legends;

(c)            such Shares are held in or credited to the applicable Collateral Account; and

(d)            such Shares are duly authorized, validly issued, fully paid and non-assessable and have been acquired in compliance with all applicable Laws.

“Act” has the meaning specified in Section 8.15.

“Activist Affiliate” has the meaning specified in Section 6.10(b).

“Advance” has the meaning specified in Section 2.01.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Apostille Convention” means The Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents, dated of October 5th, 1961.

“Applicable Rate” has the meaning specified in the Fee and Ratio Letter.

“Applicable Taxes” means, at any date of determination, the amount of any Taxes that would be required to be paid in connection with the foreclosure on, other enforcement over, or remittance of funds in connection with, the Collateral. For the avoidance of doubt, as of the date hereof, Applicable Taxes include, without limitation, (a) during the first six months after the date hereof, a tax charge equal to 6% of the principal amount of the Advance and (b) a tax discount equal to 0.38% of the market value of the Collateral Shares.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages Lender.

“Attributable Debt” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, if such lease were accounted for as a capital lease.

“Auditor” means Grant Thornton Auditores Independentes S.S., Av. Engenheiro Luis Carlos Berrini, 01050-030 São Paulo – SP, Brazil, and shall include any successor auditor of the financial statements of Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Deposit Certificate” means each bank deposit certificate issued by Banco JPMorgan S.A. a security interest in which has been granted by Borrower in favor of Collateral Agent pursuant to a Bank Deposit Certificates Security Agreement.

“Bank Deposit Certificates Security Agreement” means The Fiduciary Assignment Agreement of Bank Deposit Certificates (Instrumento Particular de Cessão Fiduciária de Títulos e Outras Avenças) executed by Borrower from time to time in favor of Lender acting through Collateral Agent, in form and substance satisfactory to Collateral Agent.

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“Bankruptcy Code” means the United States Bankruptcy Code.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing Notice” has the meaning specified in Section 2.02(a).

“Brazil” means the Federative Republic of Brazil.

“BRL” and “BRL Real” mean the lawful currency of Brazil.

“Business Day” means any day (x) that is not a Saturday, Sunday or other day on which commercial banks in New York City, United States, London, United Kingdom, or in the city of São Paulo-SP, Brazil are authorized or required by law to remain closed and (y) if such day relates to any payments in respect of the Advance, that is a TARGET Day.

“Change in Law” means the occurrence, after the date of this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by Lender (or, for purposes of Section 2.09(b), by any lending office of Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means, with respect to Borrower, (a) Controller of Borrower shall cease to, directly or indirectly, (i) Control Borrower or (ii) possess the right to elect a majority of the seats of the board of directors, the board of managers, or similar governing body of Borrower or to manage and guide the operations and corporate activities of Borrower; or (b) any event or transaction, or series of related events or transactions, the result of which a “person” or “group” becomes the “beneficial owner” of more than 30% of Borrower’s common equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder).

“Charges” has the meaning specified in Section 8.16.

“Closing Date” means the first Business Day on which the conditions precedent set forth in Section 4.01 shall have been satisfied or waived in accordance with Section 8.01 of this Agreement.

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“Code” means the Internal Revenue Code of 1986.

“Collar Confirmation” means the confirmation (Confirmação) for Share collar derivatives transaction entered into between Borrower and Hedge Counterparty on June 2, 2021, incorporating by reference the terms of the Master Derivatives Agreement.

“Collar Loan Documentation” means, collectively, the Collar Confirmation, the Master Derivatives Agreement, the Hedge Agreement, this Agreement (including schedules and exhibits hereto), the Security Agreements, the Borrowing Notice, the Note, and each agreement delivered under Section 5.08, in each case, including any amendments, modifications or supplements thereto.

“Collar Loan Transactions” means the execution, delivery and performance by Borrower of the Collar Loan Documentation, the grant of the security interest contemplated hereby or thereby, the borrowing of the Advance and other credit extensions and the use of the proceeds thereof.

“Collar Transaction” means the options transactions pursuant to the Collar Confirmation.

“Collateral” means, collectively, the “Credit Rights” (Direitos Creditórios) under and as defined in the Credit Rights Security Agreement and all other all cash, securities, securities entitlements, financial assets, investment property, rights, intangibles and other property and assets, including proceeds thereof, over which a Lien is purported to be granted under the Security Agreements.

“Collateral Accounts” means the accounts or sub-accounts of Borrower with Custodians where Collateral will be held, and shall include any future account of Borrower maintained with an affiliate of Lender to hold any Collateral.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Event of Default” means at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Acceptable Collateral, at least a number of Shares equal to the Number of Transaction Shares or (B) failure at any time of the Collateral Requirement to be met or assertion of such by Borrower in writing.

“Collateral Requirement” means, at any time, that all steps, if any, required under applicable Law or reasonably requested by Lender or Collateral Agent to ensure that each Security Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on all the Collateral in favor of Lender and Hedge Counterparty acting through Collateral Agent and perfected with first priority Lien (subject only to Permitted Liens), shall have been taken.

“Collateral Shares” means any Shares fiducially assigned pursuant to the Shares Security Agreement (the “Fiduciarily Assigned Shares”, under and as defined in the Shares Security Agreement), and not released under the Collar Loan Documentation.

“Commitment” means €67,000,000.

“Communication” has the meaning specified in Section 5.06.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Control” means the possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which for the purposes of the definition of “Change of Control” shall be pursuant to article 116 of Law nº 6,404 of December 15, 1976, or other Brazilian legislation that replaces it. “Controlling” and “Controlled” have meanings correlative thereto.

“Controller” means any Person or body of Persons engaged, as of the date hereof as a controlling shareholder, pursuant to article 116 of Law nº 6,404 of December 15, 1976, or other Brazilian legislation that replaces it.

“Credit Rights Security Agreement” means The Fiduciary Assignment of Credit Rights Agreement (Instrumento de Cessão Fiduciária de Direitos Creditórios), dated as of the date hereof, executed by Borrower in favor of Lender acting through Collateral Agent.

“Custodians” means (a) J.P. Morgan Corretora de Câmbio e Valores Mobiliários S.A., and (b) Banco J.P.Morgan S.A. or an affiliate thereof.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, falência or similar debtor relief laws of the United States, Brazil, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

“Dividend” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Shares, including any interest on capital (juros sobre o capital próprio) or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Shares, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of such Shares.

“Dollars” and “$” mean the lawful money of the United States.

“Early Collar Termination Event” means, in respect of the Collar Transaction, an Event of Default with respect to which Borrower is the Defaulting Party or any Termination Event with respect to which Borrower is the affected party.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including American depositary shares and partnership, membership or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Euro Equivalent” means, on any date of determination, with respect to any amount in BRL, the equivalent in Euros of such amount, determined by Lender using the EURBRL Exchange Rate in effect with respect to such amount on such date.

“EURBRL Exchange Rate” means, as of any date of determination, for purposes of determining the Euro Equivalent of BRL, the product of (a) the EURUSD Exchange Rate and (b) the USDBRL Exchange Rate.

“EURUSD Exchange Rate” means, as of any date of determination, for purposes of determining the EURBRL Exchange Rate, the USD/EUR rate expressed as the amount of US Dollars per Euro as such rate is published on the Bloomberg Screen EUR WMCO Curncy <go> page (or any successor to such page or service). In the event that such rate is not available, then the rate shall be determined by Lender in a manner that it deems commercially reasonable.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange” means B3 S.A. or its successor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in an Advance pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Advance or (ii) Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender acquired the applicable interest in an Advance or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.10(e) and (d) any withholding Taxes imposed under FATCA. Notwithstanding anything to the contrary, “Excluded Taxes” shall not include any Applicable Taxes.

“Extraordinary Event” means an Extraordinary Event (Evento Extraordinário) under, and as defined in, the Collar Confirmation.

“Facility” means the credit facility contemplated by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Federal Funds Effective Rate” means, for any day, the rate calculated by NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Fee and Ratio Letter” means that certain Fee and Ratio Letter, dated as of the date hereof, delivered by Lender and acknowledged by Borrower prior to the execution of this Agreement.

“Financial Statements” has the meaning specified in Section 4.01(i).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Account” means any account designated by Borrower to which Lender is authorized by Borrower in the relevant Borrowing Notice to transfer the proceeds of the Advance requested pursuant to this Agreement.

“Funding Date” means June 7, 2021, the date on which the Advance will be made, provided that (i) the Closing Date shall have occurred on or prior to such date and (ii) as of such date, the conditions set forth in Section 4.01 remain satisfied.

“GAAP” means generally accepted accounting principles in Brazil as in effect on the date hereof and from time to time hereafter, consistently applied.

“Governmental Authority” means the government of the United States, the United Kingdom, Brazil, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means the Master Derivatives Agreement and the trade confirmations (Confirmações) of derivatives transactions closed for hedging purposes entered into between Borrower and Hedge Counterparty prior to, on or following the Closing Date thereunder, all in form and substance acceptable to Lender.

“Hedge Counterparty” means Banco J.P.Morgan S.A. or any affiliate thereof.

“Hedge Transactions” means all the derivative transactions executed under the Hedge Agreement relating to Borrower’s Obligations under this Agreement. For the avoidance of doubt, the Collar Transactions shall not be considered “Hedge Transactions” hereunder.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any Swap Contract; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the greater of (x) the Swap Termination Value thereof as of such date and (y) zero. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Collar Loan Documentation and (b) to the extent not otherwise described in (a), Other Taxes. For the avoidance of doubt, Indemnified Taxes includes Applicable Taxes.

“Indemnitee” has the meaning specified in Section 8.04(b).

“Information” has the meaning specified in Section 8.11.

“IRS” means the United States Internal Revenue Service.

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“Issuer” means BRF S.A., a company organized under the laws of Brazil.

“Judgment Currency” has the meaning specified in Section 8.14.

“Law” means, with respect to any Person, collectively, all international, foreign, U.S. and Brazil Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto.

“Lending Office” means the office of Lender specified in Section 8.02 hereto, or such other office of Lender as Lender may from time to time specify in writing to Borrower.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or lease arrangement having substantially the same economic effect as any of the foregoing).

“Market Disruption Event” means a Market Disruption Event (Evento de Interrupção) under, and as defined in, the Collar Confirmation.

“Master Derivatives Agreement” means the Master Derivatives Agreement (Contrato Global de Derivativos), entered by and between Borrower and Hedge Counterparty on June 2, 2021, including its Schedule (Apêndice).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower and the Subsidiaries thereof, taken as a whole, (b) the ability of Borrower to perform any of its obligations under the Collar Loan Documentation, (c) the Collateral, or Lender’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Lender under this Agreement or any other Collar Loan Documentation.

“Material Indebtedness” means all Indebtedness (x) owing to Lender, Collateral Agent or their respective affiliates, and/or (y) in excess of the Threshold Amount.

“Material Nonpublic Information” means information regarding Issuer or its Subsidiaries that is not generally available to the public that a reasonable investor would likely consider important in deciding whether to buy, sell or hold Shares.

“Maturity Date” means the earlier of: (a) the Scheduled Maturity Date; and (b) the date on which the Facility otherwise terminates in full pursuant to this Agreement.

“Maximum Rate” has the meaning specified in Section 8.16.

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“Merger Event” means any transaction or event, or series of related transaction(s) and/or event(s), that is, or results in, or would, if consummated, result in, (a) a reclassification or change of the Shares that results in a transfer of or an irrevocable commitment to transfer all of the Shares outstanding to another Person, (b)(i) a consolidation, amalgamation, merger or binding share exchange of Issuer with or into, or a sale or other disposition of all or substantially all of Issuer’s consolidated assets to, another Person, or any transaction similar to the foregoing (other than, in each case, a consolidation, amalgamation, merger or binding share exchange in which Issuer is the continuing Person and the Shares are not exchanged for, or converted into, any other securities or property), or (ii) any acquisition or similar transaction (including pursuant to a consolidation, amalgamation, merger or binding share exchange) by Issuer or any Subsidiary thereof, excluding (A) any transaction between Issuer and any of its wholly-owned Subsidiaries or among any such wholly-owned Subsidiaries and (B) any transaction for which (x) Issuer or the relevant Subsidiary is the continuing Person and the Shares are not exchanged for, or converted into, any other securities or property, and (y) the enterprise value of the Person or Persons being acquired (or, in the case of an acquisition of assets, the fair market value thereof) is less than 25% of the enterprise value of Issuer, in each case, as of the date on which the transaction is announced, as determined by Lender or (c) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person in which such Person purchases or obtains, or, if such transaction or event were consummated, would purchase or obtain, 100% of the outstanding Shares of Issuer (other than such Shares owned or controlled by such other Person), in each case, as reasonably determined by Lender.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” has the meaning specified in Section 2.12(c).

“Number of Transaction Shares” means, at any time, the greater of the number of put options (opção de venda) and the number of call options (opção de compra) under the Collar Transaction at such time.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means the Advance to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower arising under any Collar Loan Documentation or otherwise with respect to the Advance, in each case whether direct or indirect (including those acquired by assumption and including the Applicable Taxes), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of association, formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Collar Loan Documentation, or sold or assigned an interest in the Advance or Collar Loan Documentation).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Collar Loan Documentation, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Ownership Arrangement” has the meaning specified in Section 3.06(d).

“Participant” has the meaning specified in Section 8.07(b).

“Participant Register” has the meaning specified in Section 8.07(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Liens” means (a) Liens imposed by Law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been taken, and (b) Liens granted to Collateral Agent or Custodian pursuant to the Collar Loan Documentation and/or documentation for any substantially similar collar loan transactions entered into with Hedge Counterparty or its affiliates.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Potential Adjustment Event” means a Potential Adjustment Event (Evento de Potencial Ajuste) under, and as defined in, the Collar Confirmation.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Lender as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Process Agent” has the meaning specified in Section 8.06(d).

“Prohibited Action” has the meaning specified in Section 6.10(b).

“Put Notional Amount” means, with respect to the Collar Transaction and at any time, the aggregate Put Strike Price at such time in respect of all put options (opção de venda) outstanding under the Collar Confirmation at such time.

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“Put Strike Price” means, with respect to the Collar Transaction and at any time, the exercise price (preço de exercício) per put option (opção de venda) under the Collar Confirmation at such time.

“RDE-ROF” means the electronic registration with the Central Bank of Brazil obtained through the Registro Declaratório Eletrônico - Registro de Operações Financeiras in the SISBACEN system (Central Bank’s Information System), to allow Borrower to enter into the relevant foreign exchange contracts for the inflow of funds into Brazil and to register the Schedule of Payments after the Closing Date.

“Register” has the meaning specified in Section 8.07(a).

“Regulatory Event” means any investigation made by any Governmental Authority for violation or breach of any anti-fraud, anti-corruption or fiduciary provisions of federal or state securities laws by Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Assets” means any assets except (i) inventories, (ii) property and assets deteriorated, obsolete or defective; or (iii) goods and assets sold or disposed of in the ordinary course of business of the Borrower or its Affiliate, and which the results are poured over at the replacement or substitution of such goods or assets.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any of the chief executive officer, chairman, president, chief financial officer, chief strategy officer or any vice president, secretary, assistant secretary, manager or director of such Person.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person.

“Restricted Transaction” means, in respect of Borrower or any Affiliate thereof, (a) any financing transaction (other than the Collar Loan Transactions or any substantially similar transaction entered into with Hedge Counterparty or an Affiliate thereof) secured by or referencing the Shares or other voting shares of Issuer or equivalent interests in respect thereof (in each case, including, without limitation, depositary shares in respect thereof), (b) any grant, occurrence or existence of any Lien or other encumbrance on the Shares or other voting shares of Issuer or equivalent interests in respect thereof (in each case, including, without limitation, depositary shares in respect thereof) (other than Permitted Liens), or (c) any sale, swap, hedge (including by means of a physically- or cash-settled derivative or otherwise) or other direct or indirect transfer of any Shares or other voting shares of Issuer or equivalent interests in respect thereof (in each case, including, without limitation, depositary shares in respect thereof) or economic exposure thereto.

“Rule 144” means Rule 144 under the Securities Act.

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“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any other Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Schedule of Payments” means the schedule of payments (cronograma de pagamentos) within the RDE-ROF, which will enable Borrower to make remittances from Brazil to make payments of the scheduled principal, interest, fees and expenses under this Agreement.

“Scheduled Maturity Date” means August 28, 2024.

“Security Agreements” means, collectively, the Shares Security Agreement, the Credit Rights Security Agreement and the Bank Deposit Certificates Security Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Set-off Party” has the meaning specified in Section 8.13.

“Shares” means the publicly-traded ordinary shares of Issuer listed on the Exchange, having the Bloomberg Equity Ticker: BRFS3 BZ as of the date of this Agreement.

“Shares Security Agreement” means The Fiduciary Assignment of the Shares, dated June 2, 2021, executed by Borrower in favor of Lender acting through Collateral Agent.

“Social and Environmental Legislation” means all Environmental Laws and all laws, regulations and orders related to labor rights and duties including, but not limited to, those regarding occupational health and safety, child or slave labor or prostitution.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on its website on the immediately succeeding Business Day.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, the board of managers, or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. For the purposes of this Agreement, the Issuer is not considered as a Subsidiary of Borrower.

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“Swap Contract” means (a) any and all rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts (including any Hedge Transactions), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) payable by the Borrower (represented as a positive number) or payable by the counterparty thereto to the Borrower (represented as a negative number), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in favor of the Borrower (represented as a negative number) or in favor of such counterparty (represented as a positive number), as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Lender or any Affiliate of Lender) (or with respect to the Hedge Transaction, determined by Lender, net of any withholding Taxes).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but that, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by Lender to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means BRL 50 million (or its foreign currency equivalent).

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“Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of the Advance, together with accrued and unpaid interest thereon, the accrued and unpaid fees, and all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

“Transfer Restrictions” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner or any pledgee thereof to sell, assign, pledge or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (a) any requirement that any sale, assignment, pledge or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (b) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (c) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (d) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.10(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“USDBRL Exchange Rate” means, as of any date of determination, for purposes of determining the EURBRL Exchange Rate, the Dollar sale rate (taxa de venda) offered in the commercial rate exchange market (mercado de câmbio) on any determination date, as such rate is published by the Brazilian Central Bank through its website on the internet (www.bcb.gov.br), by approximately 1:15 p.m. of Brasilia on such determination date. In the event that such rate is not available, then the rate shall be determined by Lender in a manner that it deems commercially reasonable.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.03          Terms Generally.

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b)           Article and Section headings herein and in the other Collar Loan Documentation are included for convenience of reference only, are not part of this Agreement or any other Collar Loan Documentation and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement or any other Collar Loan Documentation.

(c)           Determinations, consents, approvals or any other actions or non-actions taken by or determined by Lender, shall be made in good faith and, unless otherwise stated herein, its sole discretion.

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Section 1.04      Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP, or in the application thereof on the operation of such provision (or if Lender notifies Borrower that Lender request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05       Potential Adjustment Events. Following the occurrence of a Potential Adjustment Event, Lender may adjust the terms of the Facility from time to time to account for the effect of the Potential Adjustment Event on the Facility (unless Lender determines that no such adjustment is necessary), including adjustments to take into account, among other factors, changes in volatility, correlation, liquidity and/or free float of the Shares or any other Collateral and Transfer Restrictions relative to the Shares or, if applicable, any other Collateral prior to giving effect to the relevant event, and determine the effective date(s) of the adjustment(s). Lender shall use commercially reasonable efforts to notify Borrower of the adjustments to the terms or provisions of the Facility that shall be made in respect thereof, and the effective time therefor (or its determination that no such adjustment is necessary), within five (5) Business Days of its determination of any such adjustment.

Section 1.06       Currency Translation. Lender shall determine the Euro Equivalent in accordance with this Agreement using the EURBRL Exchange Rate as of the applicable date of the Swap Termination Value of the Hedge Transactions. Any determination of the Euro Equivalent by Lender shall be conclusive and binding absent manifest error.

Article 2.
Amounts and Terms of the Advance

Section 2.01       The Advance.

(a)        Subject to the terms and conditions set forth herein, Lender agrees to make one single term loan in Euros to Borrower (the “Advance”) on the Funding Date, not to exceed the Commitment.

(b)          The Advance, or a portion thereof, once repaid or prepaid may not be reborrowed.

Section 2.02       Request for the Advance.

(a)          (i) To request the Advance, Borrower shall notify Lender of such request prior to Lender’s making the advance on the Funding Date.

(ii)           Such notice of request for the Advance (a “Borrowing Notice”) shall be in writing in substantially the form of Exhibit A, specifying therein: (x) the date of the Advance, which shall be the Funding Date, (y) the amount of the Advance and (z) the Funding Account.

(b)          The Borrowing Notice shall be irrevocable and binding on Borrower.

Section 2.03      Funding of Borrowings. Subject to the terms and conditions set forth herein being satisfied no later than 10:00 a.m. on the Funding Date, Lender shall make the Advance available to Borrower by crediting the amounts in immediately available funds to the Funding Account not later than 6:00 p.m. on the Funding Date.

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Section 2.04       Termination of Commitment. The Commitment shall automatically terminate in full upon the earlier to occur of (x) the making of the Advance on the Funding Date and (y) 5:00 p.m. on the scheduled Funding Date.

Section 2.05       Repayment of the Advance.

(a)         Borrower hereby unconditionally promises to pay to Lender for its account the then unpaid principal amount of the Advance in Euros on the Maturity Date.

(b)          Without limiting the foregoing clause (a), following any reduction in the Put Notional Amount (including, without limitation, as the result of an adjustment to the Put Strike Price, or as the result of a partial termination or consensual unwind of the Collar Transaction), the Borrower agrees to prepay, prior to the effective time of such reduction, a proportionate amount of the Advance outstanding under this Agreement at such time, together with accrued and unpaid interest thereon; provided that no such prepayment shall be required in respect of a reduction to the Put Strike Price in the amount of any cash dividend paid on the Shares so long as the gross proceeds of such dividend are held as Collateral in the form of a Bank Deposit Certificate. If Borrower is required to prepay any portion of the outstanding Advance as a result of the preceding sentence, then, for the avoidance of doubt, the proceeds of the unwind of the Collar Transaction, if any, may be credited to the partial prepayment of the Obligations simultaneously with the termination or partial termination of the Collar Transaction.

Section 2.06       Interest.

(a)        Borrower shall pay interest on the outstanding principal amount of the Advance, which shall accrue from the date of the Advance until such principal amount shall be paid in full, at a rate per annum equal to the Applicable Rate, payable on the Maturity Date. The total amount of interest due on such day shall be computed by Lender on the immediately preceding Business Day. The Applicable Rate shall be computed by Lender based on a year of 360 days and the actual number of days elapsed.

(b)         Notwithstanding the foregoing, during the occurrence and continuance of a Default, Lender may, at its option, by notice to Borrower, declare that the Advance and any other amount outstanding hereunder shall bear interest at 2% plus the Applicable Rate.

(c)          Borrower hereby irrevocably authorizes Lender to apply Dividends constituting Collateral against payment of interest and fees upon the occurrence of an Event of Default hereunder or under any other Collar Loan Documentation, regardless of whether Borrower has made any specific request; provided that Lender shall have no obligation to apply Dividends against such amount.

(d)          Lender shall, upon request, give notice to Borrower of the applicable interest rates for the purposes of Section 2.06.

Section 2.07       [Reserved].

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Section 2.08       Prepayments of the Advance; Collateral Administration.

(a)        Voluntary Prepayments. Borrower may prepay the outstanding principal amount of the Advance, in whole or in part, upon irrevocable notice thereof in an amount equal to the sum of (i) the principal amount of the Advance being prepaid and (ii) accrued interest to the date of such prepayment on the amount prepaid; provided that Borrower may not make more than three such prepayments per calendar month. Such notice shall be given to Lender by Borrower not later than 11:00 a.m. on the date three (3) Business Days prior to the date of any such prepayment; provided that each partial prepayment of the Advance shall be in an aggregate principal amount of €10,000,000 or a whole multiple of €1,000,000 in excess thereof.

(b)          Collateral Administration. Borrower shall use commercially reasonable efforts to cause Issuer to deliver to the applicable Custodian (pursuant to Lender’s reasonable delivery instructions), (A) any dividend or distribution paid or distributed on the Collateral Shares, (B) any securities (x) exchanged for, or delivered upon conversion, of the Collateral Shares in a Merger Event or similar event or (y) delivered in respect of the Collateral Shares in connection with a spin-off by Issuer or (C) any other proceeds of Collateral Shares. If any such cash, securities, or other property or assets are received by Borrower or its Affiliates (other than in the Collateral Account) for any reason, Borrower shall, or shall use commercially reasonable efforts to cause such Affiliate to, as the case may be, make such delivery as promptly as practicable and in any event no later than five (5) Business Days following such receipt (and pending such delivery, shall hold such property in trust for Collateral Agent and Lender). Any cash dividends or distributions in BRL delivered to Banco J.P.Morgan S.A. as Custodian will be invested in Bank Deposit Certificates. Borrower shall not tender any Collateral Shares in any tender or exchange offer without the consent of Lender. No Collateral shall secure any amount, if any, owed by a Hedge Counterparty to Borrower under any Hedge Transactions.

Section 2.09       Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, Lender;

(ii)           impose on Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Advance made by Lender or participation therein; or

(iii)         subject Lender to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to Lender of making, continuing, converting or maintaining the Advance hereunder or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to Lender, such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

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(b)         If Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Advance to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)          A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) Business Days after written demand.

(d)         Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)         All of the obligations of Borrower under this Section 2.09 shall survive termination of the Facility and repayment of all other Obligations hereunder.

Section 2.10      Taxes.

(a)          Any and all payments by or on account of any obligation of Borrower under any Collar Loan Documentation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)         Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for, Other Taxes.

(c)          As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.10, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(d)          Borrower shall indemnify Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from any payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

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(e)        (i)         Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit payments to be made hereunder without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation other than such documentation set forth in Section 2.10(e)(ii)(A), (ii)(B) and (ii)(D) below shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(ii)           Without limiting the generality of the foregoing,

(A)            if Lender is a U.S. Person, it shall deliver to Borrower on or prior to the date on which Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;

(B)            if Lender is a Foreign Lender, it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Collar Loan Documentation, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Collar Loan Documentation, IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form); or

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(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (or an applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)         if Lender is a Foreign Lender, it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D)          if a payment made to Lender under any Collar Loan Documentation would be subject to U.S. Federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f)          Each party’s obligations under this Section 2.10 shall survive the assignment of rights by Lender, or the replacement of Lender, the termination of the Facility and the repayment, satisfaction or discharge of all other obligations under any Collar Loan Documentation.

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(g)      Borrower shall deliver to Lender, at the time or times reasonably requested by Lender, such properly completed and executed documentation as is reasonably requested by Lender.

Section 2.11       Illegality. Notwithstanding any other provision of this Agreement, if Lender shall notify Borrower that any Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for Lender to (x) perform its obligations to make or maintain the Advance hereunder or (y) remit proceeds out of Brazil from a sale of any Collateral, the obligation of Lender to make the Advance shall be terminated and the Advance, all interest thereon and all other amounts payable under this Agreement to Lender shall become due and payable immediately.

Section 2.12       Evidence of Debt; Note.

(a)        Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to Lender resulting from the Advance from time to time, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.

(b)         The entries maintained in the accounts maintained pursuant to subsection (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

(c)         Borrower’s obligations to pay the principal of, and interest on, the Advance made by Lender to Borrower, shall be evidenced by a promissory note (nota promissória) executed by Borrower substantially in the form of Exhibit E (the “Note”), governed by the laws of Brazil and payable to the order of Lender. The Note shall be in an amount equal to 120% (one hundred and twenty percent) of the principal amount of the Advance, shall be dated as of the date hereof and bear interest from its date until maturity on the principal balance from time to time outstanding thereunder, payable at the rates and in the manner provided herein and therein. The Note shall indicate Brazil as the place of issuance.

Section 2.13       Payments and Computations.

(a)        All payments to be made by Borrower shall be made in Euros without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as expressly set forth herein (i) Borrower shall make each payment hereunder not later than 11:00 a.m. New York City time on the day when due in Euros to Lender in immediately available funds, and (ii) all payments received by Lender after 11:00 a.m. New York City time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All such payments shall be made to Lender at its offices set forth in Section 8.02, or at Lender’s request, to Lender’s office in Brazil or other applicable jurisdictions.

(b)         Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

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(c)         All payments (including prepayments and any other amounts received hereunder or under the Security Agreements in connection with the exercise of Lender’s or Collateral Agent’s rights and remedies after an Event of Default) made by Borrower to Lender under any Collar Loan Documentation shall be applied to amounts then due and payable in the following order: (i) to any expenses and indemnities payable by Borrower to Lender under any Collar Loan Documentation; (ii) to any accrued and unpaid interest and fees due under this Agreement; (iii) pro rata to the principal amount of the Advance and the obligations (equivalent to the principal amount of a loan) owed by Borrower under the Hedge Transactions as determined by Lender in its sole discretion; and (iv)  to the payment of all other Obligations under the Collar Loan Documentation and all other obligations owed by Borrower under the Hedge Transactions as determined by Lender in its sole discretion on a pari passu basis.

Article 3.
Representations and Warranties

Borrower represents and warrants to Lender that:

Section 3.01       Organization; Powers. Each of Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that this concept exists under relevant law), has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All licenses, permits, approvals, concessions or other authorizations necessary for (i) the consummation of the Collar Loan Transactions and (ii) the conduct of the business of Borrower, have been duly obtained and are in full force and effect. Borrower’s chief executive office for purposes of Section 9-307 of the UCC is located in Brazil.

Section 3.02       Authorization; Enforceability. The Collar Loan Transactions are within Borrower’s corporate powers, have been duly authorized by all necessary action under Borrower’s Organization Documents and applicable Law. Each document included in the Collar Loan Documentation to which Borrower is a party has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03      Governmental Approvals; No Conflicts. The Collar Loan Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Collar Loan Documentation, (b) will not violate any Law applicable to Borrower or the Organization Documents of Borrower or any order of any Governmental Authority, (c) do not and will not violate or result in a default under any indenture, agreement, shareholders’ agreement or other instrument binding upon Borrower or any of its Subsidiaries or their respective assets or give rise to a right thereunder to require any payment to be made by Borrower or any of its Subsidiaries, (d) will not result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries, except Liens created pursuant to the Collar Loan Documentation, and (e) will not violate any corporate policy (including any insider trading policy) of Issuer applicable to Borrower or any Affiliate thereof or the Organization Documents of Issuer.

Section 3.04       Financial Condition; No Material Adverse Change.

(a)      The Financial Statements were prepared in accordance with its books of account and records and present fairly, in all material respects, the financial position, of Borrower in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, as of such dates and for the periods then ended, subject to year-end audit adjustments and the absence of footnotes in the case of the annual financial statements and show all material indebtedness and other liabilities, direct or contingent, of Borrower as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

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(b)            Beginning with the first calendar quarter ending after the Closing Date, Borrower has heretofore furnished to Lender its financial statements required under Section 5.01(a). Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the annual financial statements and show all material indebtedness and other liabilities, direct or contingent, of Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(c)            No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since the date of Borrower’s most recent reports delivered pursuant to Section 5.01(a).

Section 3.05           Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Collar Loan Transactions.

Section 3.06           Compliance with Laws, Organization Documents and Agreements .

(a)            Borrower is in compliance with (i) (x) the requirements of all Laws in all material respects and (y) all Social and Environmental Legislation, (ii) its Organization Documents in all respects and (iii) all orders, writs, injunctions and decrees applicable to it or to its properties in all material respects.

(b)           Borrower is in compliance with its reporting obligations under Sections 13 and, to the extent applicable, 16 of the Exchange Act and any other applicable Laws, including in respect of the Collar Loan Transactions.

(c)            Borrower is not an “affiliate” (within the meaning of Rule 144) of Issuer.

(d)            (i) The Collar Loan Transactions (including, for purposes of the representation in this clause (i), any hedging and settlement activity by Hedge Counterparty (or its affiliates) in respect of the Collar Transaction) do not and will not violate Rule 14e-3 under the Exchange Act, and (ii) Borrower has not (taking into account the Collar Loan Transactions) taken “a substantial step or steps” (within the meaning of Rule 14e-3 under the Exchange Act) toward commencing a tender offer.

(e)            Borrower is not entering into the Collar Loan Transactions with the purpose nor with the effect of changing or influencing control of the Issuer, nor in connection with or as a participant in any other transaction or series of transactions having such purpose or effect (including, but not limited to, directly or indirectly via the use of any trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device (an “Ownership Arrangement”).

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(f)             No Default, Event of Default, Collateral Event of Default, Early Collar Termination Event, Market Disruption Event or Potential Adjustment Event has occurred and is continuing.

Section 3.07           Investment Company Status. Neither Borrower nor any of its Subsidiaries is, nor after giving effect to the contemplated Transactions will be, required to register as an “investment company” nor is a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940.

Section 3.08           Taxes. Borrower has timely filed all income tax returns and other material tax returns that are required to be filed by it in all jurisdictions and has paid all taxes, assessments, claims, governmental charges or levies imposed on it or payable by it with respect to its properties. There is no proposed tax assessment against Borrower that would, if made, have a Material Adverse Effect.

Section 3.09           Disclosure.

(a)            Borrower has disclosed to Lender (A)(i) all agreements, instruments and corporate or other restrictions to which it or any of its Affiliates is subject that purport to restrict (x) the ability of Borrower to incur indebtedness or liens or take any other actions, or engage in any other transactions, of the type contemplated by the Collar Loan Documentation, or (y) the Collateral Shares and (ii) all matters known to it (including any agreements, instruments and other restrictions to which it or any of its Affiliates is subject), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (B) any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction, including any lock-up agreement, relating to the Collateral Shares. All information provided with respect to Borrower and its Affiliates by or on behalf of Borrower to Lender in connection with the negotiation, execution and delivery of this Agreement and the other Collar Loan Documentation or the transactions contemplated hereby and thereby, was (or will be), on or as of the applicable date of provision thereof, complete and correct in all material respects and did not (or will not) contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

(b)            As of the Closing Date and the Funding Date, to the best knowledge of Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to Lender in connection with this Agreement is true and correct in all respects.

Section 3.10           Material Agreements. Borrower is not in default under any provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which Borrower is a party or that purports to restrict Borrower or any of its properties or assets.

Section 3.11           Solvency. (a) The present fair market value of Borrower’s assets exceeds the total amount of Borrower’s liabilities (including contingent liabilities), (b) Borrower has capital and assets sufficient to carry on its businesses, (c) Borrower is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (d) Borrower does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Borrower will not be rendered insolvent by the consummation of the Collar Loan Transactions.

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Section 3.12         Anti-Corruption Laws; Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower’s and its Subsidiaries’ respective officers and employees and, to the knowledge of Borrower and its Subsidiaries, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower or any of its Subsidiaries being designated as a Sanctioned Person. None of (a) Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of Borrower or its Subsidiaries, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Facility, is a Sanctioned Person. No Advance or the use of proceeds thereof or the other Collar Loan Transactions will violate any Anti-Corruption Law or applicable Sanctions.

Section 3.13          Capitalization and Subsidiaries. Schedule 3.13 sets forth (a) a correct and complete list of the name and relationship to Borrower of each and all of Borrower’s Subsidiaries, and (b) the type of entity of each of Borrower’s Subsidiaries. All of the issued and outstanding Equity Interests owned by Borrower have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

Section 3.14           Material Nonpublic Information. Borrower is not in possession of any Material Nonpublic Information with respect to Issuer or the Shares.

Section 3.15          Restricted Transactions. Neither Borrower nor any Affiliate thereof is, nor has any plans to become, a party to any Restricted Transaction.

Section 3.16           Insurance. Schedule 3.16 sets forth a description of all insurance maintained by or on behalf of Borrower and its Subsidiaries as of the date of this Agreement. As of the date of this Agreement, all premiums in respect of such insurance have been paid. Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and Borrower believes that the insurance maintained by or on behalf of Borrower and its Subsidiaries is adequate.

Section 3.17           Ownership of Property; Ownership of Collateral.

(a)            As of the date hereof, Borrower owns 226,010,428 Shares, including 51,360,393 ADRs held by its Subsidiary. Borrower owns the Collateral free and clear of Liens, other than Permitted Liens. Borrower has not made nor consented to, and is not aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the foregoing including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Liens granted to Collateral Agent under the Collar Loan Documentation.

(b)           The Collateral Shares (i) are, in the hands of Borrower and Lender and Collateral Agent exercising its remedies under the Collar Loan Documentation, not subject to any Transfer Restrictions, (ii) do not contain any legends on the certificates therefor or other similar types of restrictions on such Collateral Shares, and do not require any opinions from Issuer’s counsel or other documentation, or the removal of any “stop transfer order” prior to the sale of such Collateral Shares and (iii) are not subject to any shareholders agreement of Issuer, investor rights agreements, or any other similar agreements or any voting or other contractual restrictions.

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(c)           The Advance contemplated hereunder is entered into by Borrower in good faith and at arm’s length and is a bona fide loan. The Advance is not entered into with an expectation that Borrower would default in its obligations thereunder. The Lien created under the Collar Loan Documentation is a bona fide pledge to secure Borrower’s obligations under the Collar Loan Documentation. Such Collar Loan Documentation is not entered into by Borrower with the intent of facilitating a disposition of the Shares subject to the Collar Loan Documentation.

(d)           The Collateral Shares do not qualify as assets that would be essential to Borrower’s activities with the meaning set forth under Section 49, 3rd paragraph of Brazilian Federal Law No. 11,101, as amended (bens de capital necessários à sua atividade empresarial) and Borrower will not invoke such rule to prevent or otherwise limit the enforcement of any obligations hereunder.

Section 3.18         EEA Financial Institutions. Borrower is not an Affected Financial Institution.Section 3.19      No Registration. To ensure the legality, validity or enforceability, priority or admissibility in evidence of this Agreement it is not necessary that this Agreement be filed, registered or recorded with any court or other authority in Brazil or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement or any other document except that, for the enforcement of this Agreement in a Brazilian court, (a) the signatures of the parties signing this Agreement outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate or submitted to apostille in accordance with the Apostille Convention, as applicable; and (b) this Agreement must be translated into Portuguese by a sworn translator and filed with the competent Brazilian Registry of Deeds and Documents (Registro de Títulos e Documentos).

Section 3.20          No Sovereign Immunity. Neither Borrower nor any of its assets or properties has any right of immunity on the grounds of sovereignty from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction.

Section 3.21           Environmental Matters. (i) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.22           Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Borrower or any Subsidiary pending or, to the knowledge of Borrower or its Subsidiaries, threatened. The hours worked by and payments made to employees of Borrower and its Subsidiaries have not been in violation of any other applicable Law dealing with such matters. All payments due from Borrower or any Subsidiary, or for which any claim may be made against Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower or such Subsidiary.

Section 3.23           ERISA.

(a)            No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of all such underfunded Plans.

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(b)            None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the Collar Loan Transactions, including the making of the Advance hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Article 4.
Conditions of Lending

Section 4.01            Conditions Precedent to the Advance. The obligation of Lender to make the Advance on the Funding Date is subject to satisfaction or waiver by Lender of the following conditions precedent:

(a)           Lender shall have received each of the following documents, duly executed, each dated on or about the Closing Date (except in the case of lien searches, which shall be dated on or prior to the Closing Date), in each case, in form and substance reasonably satisfactory to Lender:

(i)            duly executed counterparts of the Collar Loan Documentation and all documents contemplated thereby, including any UCC-1 financing statement(s);

(ii)            a certificate of a Responsible Officer of Borrower, dated the Closing Date, which shall (A) certify the resolutions of its general partner, board of directors, board of managers, equivalent governing body, or shareholders, as applicable, authorizing the execution, delivery and performance of the Collar Loan Documentation to which it is a party and the Collar Loan Transactions to be consummated by it on such date, (B) identify by name and title and bear the signatures of the Responsible Officers and any other officers of Borrower authorized to sign the Collar Loan Documentation to which Borrower is a party (including pursuant to any powers of attorney), and (C) certify certain appropriate attachments, including (x) the Organization Documents of Borrower certified by the relevant authority of the jurisdiction of organization of Borrower and copies of all shareholders or board of directors resolutions required for the execution, delivery and performance of the Collar Loan Documentation, as requested by Lender and its counsel, (y) if applicable, a good standing certificate for Borrower from its jurisdiction of organization;

(iii)            a solvency certificate from a Responsible Officer of Borrower;

(iv)            (A) a favorable opinion of Borrower’s counsel, addressed to Lender, with respect to Borrower under New York law, and (B) a favorable opinion of Borrower’s counsel, addressed to Lender, with respect to Borrower under Brazilian law;

(v)            the results of a recent lien search in each of the jurisdictions where assets of Borrower are located, and such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Section 6.02;

(vi)            proper financing statements for filing under the UCC or other appropriate evidence from filing offices or central securities depository of each jurisdiction as may be necessary to perfect the security interests purported to be created by each Security Agreement;

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(vii)          evidence of the registration of the RDE-ROF with the Central Bank of Brazil; and

(viii)         such other certificates or documents as Lender reasonably may require.

(b)            To the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, Lender shall have received duly executed Beneficial Ownership Certification.

(c)            All documented fees and expenses required to be paid under the Collar Loan Documentation on or before the Funding Date, including counsel fees invoiced prior to the Funding Date and UCC financing statement search and filing fees, shall have been paid.

(d)           Each of the representations and warranties contained in Article 3 or in any other Collar Loan Documentation shall be true and correct on and as of the Closing Date and the Funding Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(e)            Since December 31, 2020, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(f)             Borrower shall have delivered a Borrowing Notice in accordance with the requirements hereof.

(g)            Lender shall have received copies of Borrower’s financial statements as of and for the fiscal year ended December 31, 2020 (the “Financial Statements”).

(h)            No Default, Event of Default, Collateral Event of Default, Early Collar Termination Event, Market Disruption Event or Potential Adjustment Event shall have occurred and be continuing, or would result from the Advance or from the application of the proceeds therefrom.

(i)             20,512,800 Collateral Shares shall have been credited to the Collateral Account free from all Transfer Restrictions.

(j)             The Collateral Requirement shall have been satisfied in all respects.

Delivery by Borrower of a Borrowing Notice shall be deemed to constitute a representation and warranty by Borrower that the conditions to making the Advance have been satisfied.

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Article 5.
Affirmative Covenants

On and after the date hereof and so long as the Facility has not been terminated in full or any Obligations remain outstanding:

Section 5.01           Financial Statements.

(a)            Borrower shall furnish to Lender or cause to be furnished to Lender:

(i)            as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, its audited annual consolidated financial statements, including all notes thereto, which statements shall include a statement of financial position at the end of the relevant fiscal year and a statement of operations, members’ equity and consolidated cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared generally in conformity with GAAP and accompanied by a report and opinion of the Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of and operations of Borrower and, if applicable, its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(ii)            as soon as available, and in any event within 45 days after the end of each fiscal quarter of Borrower, its consolidated financial statements and related statements of operations, members’ equity and cash flow as of the end of and for such period then ended and the then elapsed portion of the fiscal year, all certified by a Responsible Officer of Borrower as presenting fairly in all material respects its financial condition and results of operations in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

(iii)            as soon as available, and in any event within 10 days after the end of each fiscal quarter of Borrower, a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Borrower.

(b)            Promptly following any request therefor, Borrower shall furnish to Lender (x) such additional information regarding the operations, business affairs and financial condition of Borrower or any Subsidiary, or compliance with the terms of the Collar Loan Documentation as Lender may from time to time reasonably request and (y) information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Section 5.02           Notices of Material Events. Borrower shall promptly furnish to Lender or cause to be furnished to Lender written notice of the following:

(a)            the occurrence of (i) any Default, Event of Default, Collateral Event of Default, Early Collar Termination Event or Potential Adjustment Event, (ii) any transaction or event that, if consummated, would constitute a Change of Control, (iii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect or (iv) the receipt of any notice of any governmental investigation or any litigation commenced or threatened against Borrower;

(b)            the imposition of any Transfer Restriction on any of the Collateral, or any transaction or event that, if consummated, effected or completed, would reasonably be expected to result in any such imposition;

(c)            the existence of any Lien (other than Permitted Liens) or the making or assertion of any claim against any of the Collateral;

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(d)           any change in the information provided in the Beneficial Ownership Certification delivered to Lender that would result in a change to the list of beneficial owners identified in such certification;

(e)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $50,000; or

(f)             the acquisition by Borrower or any Affiliate thereof of any Shares following the date hereof.

In addition, (i) promptly after the Closing Date (but in any event, no later than ten Business Date after the Closing Date), Borrower shall provide Lender with evidence that the Schedule of Payments was registered with the Central Bank of Brazil and (ii) Borrower shall furnish to Lender at least five (5) Business Days’ prior written notice of any proposed amendment to its Organization Documents.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03           Existence; Conduct of Business. Borrower shall, and shall cause each of its Subsidiaries to, (a) carry on its business in substantially the same manner and in substantially the same fields of expertise as it is presently conducted and (b)  do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.04           Payment of Obligations. Borrower shall and shall cause its Subsidiaries to pay and discharge as the same shall become due and payable, all liabilities or obligations, as and when due and payable, including all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property.

Section 5.05           Compliance with Laws; Organization Documents. Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or its property in all material respects, and shall comply with all Social and Environmental Legislation. Borrower will maintain policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions by Borrower, its Subsidiaries and their respective managers, officers, and employees and, in the case of Anti-Corruption Laws, agents (acting in their capacity as such). Borrower shall comply with all provisions of its Organization Documents.

Section 5.06           Provision of Public Information. Notwithstanding anything to the contrary in the Collar Loan Documentation, Borrower shall not, and shall not be obliged to (whether under this Article V or any other notification, information, document delivery or other requirement in any Collar Loan Documentation; it being understood that Borrower will be relieved of performance thereunder to the extent that, and for as long as, Borrower, upon consultation with external counsel, reasonably determines that such performance would conflict with this Section 5.06), and shall cause its Affiliates not to, provide Lender with any Material Nonpublic Information with respect to Issuer, its Subsidiaries or their securities in any document or notice required to be delivered pursuant to this Agreement or communication in connection with this Agreement (each a “Communication”). Borrower shall be deemed to have represented that any such Communication contains no such Material Nonpublic Information. If at any time, Borrower is unable to make the representation required under the immediately preceding sentence, it shall use its commercially reasonable efforts to put itself in a position of being able to provide such a representation as promptly as practicable. Notwithstanding anything to the contrary in the Collar Loan Documentation, Borrower acknowledges and agrees that if Lender or any of its Affiliates receives from Borrower any Material Nonpublic Information at any time, Lender or such Affiliate may disclose such Material Nonpublic Information publicly, to any potential purchaser of the Collateral or to any other Person.

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Section 5.07           Compliance with Reporting Requirements. Borrower shall comply in all respects with its reporting obligations under Sections 13 and, to the extent applicable, 16 of the Exchange Act and any other applicable Laws, in respect of the transactions contemplated hereunder. Borrower shall give prior notice to Lender of any public filing regarding the Collar Documentation or the name of Lender and provide Lender with a copy of any report a reasonable period of time prior to filing thereof, and shall, if requested by Lender, use reasonable efforts to seek confidential treatment of any information therein that Lender considers to be proprietary or sensitive business information.

Section 5.08            Further Assurances. Upon the request of Lender, Borrower shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as Lender may reasonably deem necessary or desirable (a) to assure that the Collateral Requirement is satisfied with respect to all of the Collateral and (b) to carry out the provisions and purposes of the Collar Loan Documentation. Such agreements, documents or instruments or actions shall be reasonably satisfactory to Lender.

Section 5.09           Books and Records; Inspection Rights. Borrower shall, and shall cause each of its Subsidiaries to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by Lender or Collateral Agent (including employees of Lender, or any consultants, accountants, lawyers and appraisers retained by Lender), upon reasonable prior notice and with reasonable justification in writing for such request, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Borrower acknowledges that Lender, after exercising its rights of inspection, may prepare certain reports pertaining to Borrower’s assets for internal use by Lender.

Section 5.10          Maintenance of Properties; Insurance.

(a)  Borrower shall, and shall cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(b) Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies (after giving effect to self-insurance), insurance in such amounts and covering such risks (but including in any event general liability, product liability and business interruption), and with such deductibles or self-insurance retentions, as is usually carried by companies of similar size and engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

Section 5.11           Use of Proceeds. The proceeds of the Advance will be used to pay for costs and expenses in connection with the Collar Loan Transactions, and for general corporate purposes. Borrower will not request any borrowing, and Borrower shall not use, and shall procure that Borrower and its directors, officers, employees and agents shall not use, the proceeds of the Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European member state, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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Section 5.12           Maintenance of Separateness. Borrower shall:

(a)            maintain its own separate books and records;

(b)            at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity;

(c)            file its own tax returns, if any, as required under applicable law;

(d)            hold all of its assets in its own name and not commingle its assets with assets of any other Persons;

(e)            strictly comply with all organizational formalities to maintain its separate existence;

(f)             maintain separate bank accounts;

(g)            pay its own liabilities out of its own funds;

(h)           cause the members, Responsible Officers, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing; and

(i)             allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for services performed by an employee of an Affiliate.

Section 5.13           Accuracy of Information. Borrower shall ensure that any information, including financial statements or other documents, furnished to Lender or Collateral Agent in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by Borrower on the date thereof as to the matters specified in this Section 5.11.

Article 6.
Negative Covenants

On and after the date hereof and so long as the Facility has not been terminated in full or any Obligations remain outstanding:

Section 6.01           [Reserved].

Section 6.02           Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Collateral or the Shares (or equivalent interests therein, including depositary shares) not pledged to Lender under the Collar Loan Documentation, other than (x) Permitted Liens and (y) Liens (other than Permitted Liens) upon up to 31 million Shares not constituting Collateral.

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Section 6.03           Fundamental Changes. Borrower shall not, and shall not permit any Subsidiary to, (a)  engage to any material extent in any business other than businesses of the type conducted by such Person on the date hereof and businesses reasonably related thereto; (b) change its capital structure or (c) engage in any merger, consolidation, amalgamation, division or similar transaction, or any sale or other disposition of all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or all or substantially all of the stock or membership interests of any of its Subsidiaries, or liquidate or dissolve. Without limiting the foregoing, in no event shall the Borrower sell, lease, transfer, convey or otherwise dispose, in whole or in part, of its interest or participation in NBM US Holdings, Inc., nor shall Borrower permit NBM US Holdings, Inc. to sell, lease, transfer, convey or otherwise dispose of its participation in National Beef Packing Company, LLC.

Section 6.04           Asset Sales. Borrower shall not sell, transfer, lease or otherwise dispose of any material asset, except on an arm’s length basis and at fair and reasonable terms. Borrower shall not sell, assign or otherwise dispose of, or have confiscated or expropriated, in one transaction or in successive transactions, Relevant Assets with an aggregated amount equal or superior to 15% (fifteen percent) of their total assets as described in its annual or quarter financial statements as released by Borrower.

Section 6.05            Investments and Acquisitions. Borrower shall not purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except on an arm’s length basis and at fair and reasonable terms.

Section 6.06           Restricted Payments. Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments, or incur any obligation to do so, unless (i) no Default, Event of Default, Collateral Event of Default, Early Collar Termination Event, Market Disruption Event or Potential Adjustment Event shall have occurred and be continuing or would result therefrom, (ii) the property or assets to be delivered by Borrower pursuant to such Restricted Payment do not constitute Collateral and (iii) such Restricted Payment could not reasonably be expected to result in a Material Adverse Effect.

Section 6.07            Investment Company. Borrower shall not become an “investment company” or a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940.

Section 6.08           No Amendment of Organization Documents, Etc. Borrower shall not enter into, or permit to be made, or consent to any material amendment, supplement or other modification of any of the terms or provisions of its Organization Documents relating to (i) the power to borrow money and pledge assets or take any other activity or engage in any other transaction contemplated under the Collar Loan Documentation, the Hedge Agreement or the documentation for the Collar Loan Transactions, (b) its investment objectives and strategies, or (c) any other terms or provisions that could reasonably be expected to result in a Material Adverse Effect.

Section 6.09           Transactions with Affiliates. Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) arm’s length transactions for fair market value in the ordinary course of business and so long as no Default, Event of Default, Collateral Event of Default, Early Collar Termination Event, Market Disruption Event or Potential Adjustment Event shall have occurred and be continuing or would result therefrom and (ii) Restricted Payments permitted under Section 6.06.

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Section 6.10           Restricted Transactions; Prohibited Actions.

(a)            Borrower shall not, and shall not permit any of its Affiliates to, enter into, or agree to enter into, any Restricted Transaction; provided that this clause (a) shall not restrict Borrower (or its Affiliates) from entering into Restricted Transactions in respect of up to 31 million Shares.

(b)            Borrower shall not acquire any securities of the Issuer or enter into any other transaction or series of transactions (including, but not limited to, directly or indirectly via any Ownership Arrangement) or take any other action with the purpose or the effect of changing or influencing control of the Issuer (a “Prohibited Action”). For the avoidance of doubt, Borrower shall not be deemed to have taken a Prohibited Action solely by reason of acquiring securities of the Issuer, voting any Shares it may own, or requesting and engaging in private dialogue with the Issuer’s management or board of directors, but shall be deemed to have taken a Prohibited Action upon (i) the public announcement, disclosure or publication (by Borrower or any person or entity with whom it has formed a “group” within the meaning of Section 13 under the Exchange Act or Ownership Arrangement (its “Activist Affiliates”)) of it or its Activist Affiliates’ proposals, criticisms, or suggestions regarding the Issuer, letter(s) to management or the board of directors of the Issuer, or letter(s) to shareholders of the Issuer, (ii) engaging in a proxy fight with the Issuer by means of proposing one or more directors to the Issuer’s board and solicitation of proxies for the election of such proposed directors, (iii) making or participating in any “hostile offer” for the Issuer, (iv) threatening management or the board of directors of the Issuer of any of the foregoing or the taking of any action related to the foregoing or (v) accepting (or having an officer accept) a position as an officer or director of the Issuer.

Section 6.11           No Impairment of Collateral Shares. Borrower shall not, and shall not permit any of its Affiliates to, take any action that would impair the value of the Collateral Shares or Collateral Agent’s security interest therein or its ability to sell or otherwise realize against such Collateral Shares.

Section 6.12            Tax Status. Borrower shall not, without the written consent of Lender, change the jurisdiction of its organization.

Section 6.13           Anti-Corruption Laws; Sanctions. Borrower shall not request the Advance, and shall not use, nor permit any of its Subsidiaries, nor its and its Subsidiaries’ respective directors, officers, employees and agents to use, the proceeds of the Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.14           Swap Contracts. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Swap Contract, except (a) Swap Contracts entered into to hedge or mitigate risks to which Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of Borrower or any of its Subsidiaries), and (b) Swap Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or foreign exchange rates with respect to any interest-bearing liability or investment of Borrower or any Subsidiary.

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Section 6.15           Financial Covenant. Set forth on the Financial Covenant Schedule attached hereto.

Section 6.16           Fiscal Year. Borrower will not, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the date hereof without the consent of Lender.

Article 7.
Events of Default

Section 7.01           Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)            Borrower shall fail to pay any principal of the Advance when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            Borrower shall fail to pay any interest on the Advance or any fee or any other amount (other than an amount referred to in Section 7.01(a) payable under this Agreement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of Borrower or any Subsidiary herein or in connection with this Agreement or any other Collar Loan Documentation or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Collar Loan Documentation or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect (or any such representation or warranty that is qualified as to materiality, shall prove to have been incorrect) when made or deemed made;

(d)            (i) Borrower shall fail to perform or observe any covenant, condition or agreement in Section 5.01, 5.02, 5.03, 5.09, 5.10 or Article 6 this Agreement or in any Security Agreement, or (ii) Borrower shall fail to perform or observe any other covenant, condition or agreement in this Agreement or any other Collar Loan Documentation (not specified in clause (a) to (e) above, subclause (f)(i) above, or any other clause of this Section 7.01) and such failure shall continue unremedied for a period of ten (10) Business Days;

(e)            (i) Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any of its Material Indebtedness, when and as the same shall become due and payable and after any applicable cure period; (ii) any event or condition shall occur that results in any Material Indebtedness of Borrower or any of its Subsidiaries becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (iii) there shall occur under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which Borrower or any of its Subsidiaries is an Affected Party (as defined in such Swap Contract) and, in either event, the obligations under the relevant Swap Contract would constitute Material Indebtedness.

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(f)             (i) Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (ii) Borrower or any of its Subsidiaries shall institute or consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding with respect to Borrower or any of its Subsidiaries under any Debtor Relief Law, or make an assignment for the benefit of creditors, or apply for or consent to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iii) any receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar officer shall be appointed without the application or consent of Borrower or any of its Subsidiaries and the appointment shall continue undischarged or unstayed for thirty (30) calendar days; (iv) any proceeding under any Debtor Relief Law relating to Borrower or any of its Subsidiaries or to all or any substantial part of such Person’s assets shall be instituted without the consent of such Person and, in any such case, shall continue undismissed or unstayed for thirty (30) calendar days, or an order for relief shall be entered in any such proceeding; or (v) Borrower or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this clause (h);

(g)            any material provision of any Collar Loan Documentation for any reason shall cease to be valid, binding and enforceable in accordance with its terms (or Borrower or any other Person (including any shareholder of Borrower) shall challenge the enforceability of any Collar Loan Documentation or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Collar Loan Documentation has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(h)            any Security Agreement shall for any reason fail to create a valid and perfected first priority Lien in the Collateral, except as expressly permitted by the terms of such Security Agreement, or any Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Agreement, or Borrower shall fail to comply with any of the terms or provisions of any Security Agreement or Collateral Agent on behalf of Lender otherwise ceases for any reason to have a first priority perfected Lien in the Collateral (subject to no other Lien, other than Permitted Liens);

(i)             (i)(A) one or more final judgments for the payment of money shall be rendered against Borrower or any of its Subsidiaries in excess of the Threshold Amount and (B)(I) the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, (II) the same shall not be subject to further appeal or (III) any legal action shall be taken by a judgment creditor to attach or levy upon any assets of Borrower or any of its Subsidiaries to enforce any such judgment or (ii)(A) any final non-monetary judgments or orders that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect shall be rendered against Borrower or any of its Subsidiaries and (B)(I) Borrower or any of its Subsidiaries shall fail within 10 days, during which execution shall not be effectively stayed, to discharge such judgments or orders, (II) such judgments or orders shall not be subject to further appeal or (III) any legal action shall be taken to enforce such judgments or orders;

(j)             a Collateral Event of Default or an Early Collar Termination Event shall occur;

(k)            a Regulatory Event shall occur;

(l)             a Change of Control of Borrower shall occur, or there shall occur any event or condition that results in or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect as determined by Lender in its sole discretion;

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(m)          an ERISA Event shall have occurred that, in the opinion of Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n)            Borrower or any of its Subsidiaries shall suffer protest of bills (protesto de títulos) in an individual or aggregate amount equal to or exceeding the Threshold Amount;

then, and in any such event, Lender may take either or both of the following actions, at the same or different times (i) declare the Total Accrued Loan Amount to be forthwith due and payable, whereupon the Total Accrued Loan Amount shall become and be due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower (it being understood that Lender may demand, at its sole discretion, that payment of the Total Accrued Loan Amount be made in Brazil or other applicable jurisdictions) and (ii) declare the Facility to be terminated, whereupon the same (but not, for the avoidance of doubt, the Collar Loan Documentation or security interests granted thereunder) shall terminate immediately; provided that upon the occurrence of any event in Section 7.01(f), (x) the Total Accrued Loan Amount shall automatically become and be due and payable, without presentment, demand, protest or other any notice of any kind, all of which are hereby expressly waived by Borrower and (y) the Facility (but not, for the avoidance of doubt, the Collar Loan Documentation or security interests granted thereunder) shall automatically terminate. Upon the occurrence and the continuance of a Default, Lender may increase the rate of interest applicable to the Advance and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to Lender under the Collar Loan Documentation (including the enforcement of any and all Liens in favor of Lender pursuant to the Collar Loan Documentation) or at law or equity, including all remedies provided under the UCC.

Article 8.
Miscellaneous

Section 8.01          Amendments, Etc. Neither this Agreement nor any other Collar Loan Documentation nor any provision hereof or thereof may be waived, amended, modified or supplemented, nor any consent granted to any deviation to the terms hereof or thereof, except pursuant to an agreement or agreements in writing entered into by Lender and Borrower.

Section 8.02          Notices; Effectiveness; Electronic Communications.

(a)           All notices and other communications provided for herein shall be in writing and shall be delivered (i) by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, or (ii) by electronic mail to the applicable e-mail address, as follows:

(i)           if to Borrower, to:

Marfrig Global Foods S.A.

Av Nações Unidas, 14.401 - torre Jequitiba - 27o andar

CEP 04730-090 São Paulo SP

Brazil

Attention: Mr. Tang David (CFO) and Mr. Heraldo Geres (Legal Department)

Facsimile: +(55) 11 3792-8601

e-mail: tang.david@marfrig.com.br and heraldo.geres@marfrig.com.br

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(ii)            if to Lender, to:

JPMorgan Chase Bank, N.A., London Branch

EDG NY Corp Trading

383 Madison Avenue, 5th floor

New York, NY 10179

Attn: Spyros Kallipolitis / Michael Tatro

Telephone No.: (212) 622-2832

Facsimile No.: (917) 849-1663

E-mail: spyros.kallipolitis@jpmchase.com;
michael.j.tatro@jpmorgan.com; paulo.s.coimbra@jpmorgan.com;
EDG.NY.Marketing.Support@jpmorgan.com

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications given through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Notices and other communications sent to an e-mail address shall be deemed given and received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose).

(c)       Each of the parties hereto may change its address, facsimile, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)            Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower. Borrower shall indemnify Lender and the Related Parties of Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Lender may be recorded by Lender, and each of the parties hereto hereby consents to such recording.

Section 8.03           No Waiver; Remedies.

(a)           No failure or delay by Lender or Collateral Agent in exercising any right or power hereunder or under any other Collar Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender and Collateral Agent hereunder and under any other Collar Loan Documentation are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Collar Loan Documentation or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Lender may have had notice or knowledge of such Event of Default at the time.

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(b)         The Advance is made with full recourse to Borrower and constitutes direct, general, unconditional and unsubordinated Indebtedness of Borrower.

(c)           Borrower and Lender acknowledge and agree that the Collar Loan Documentation collectively are intended to constitute a “loan transaction coupled with a securities collar transaction” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations under or in connection with the Collar Loan Documentation represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Collar Loan Documentation collectively constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

Section 8.04           Costs and Expenses; Indemnification; Damage Waiver.

(a)           Borrower shall pay (i) all expenses incurred by Lender and Collateral Agent, including fees, charges and disbursements of all counsel (including any foreign counsel) incurred by Lender and Collateral Agent, in connection with the Facility, including, without limitation, the preparation and administration of the Collar Loan Documentation, any syndication of the Facility or any amendments, modifications or waivers of the provisions of the Collar Loan Documentation (whether or not the transactions contemplated hereby or thereby shall be consummated); and (ii) all expenses incurred by Lender and Collateral Agent, including the fees, charges and disbursements of any counsel for Lender and Collateral Agent (whether outside counsel or the allocated costs of its internal legal department), in connection with the enforcement, collection or protection of its rights in connection with the Collar Loan Documentation, including its rights under this Section, or in connection with the Advance made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of the Advance.

(b)            Borrower shall indemnify Lender and Collateral Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of (i) the preparation, negotiation, execution, delivery or administration of this Agreement, any other Collar Loan Documentation or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement or protection of their rights hereunder and thereunder or the consummation of the transactions contemplated by this Agreement, any other Collar Loan Documentation or any agreement or instrument contemplated hereby or thereby, (ii) the Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Related Party of Borrower, any shareholder of Borrower, and regardless of whether any Indemnitee is a party thereto or (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

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(c)            To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Collar Loan Documentation or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Advance or the use of the proceeds thereof; provided that nothing in this subsection (c) shall relieve Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Collar Loan Documentation or the transactions contemplated hereby or thereby.

(d)         Without limiting any other provision herein or in any other Collar Loan Documentation, after the occurrence of an Event of Default, Borrower shall pay, on demand, Lender’s, Collateral Agent’s or its Affiliates’ costs, charges, losses (including market losses), fees, expenses or duties of any kind (including, for these purposes, a reduction in rebate received by Lender or Collateral Agent in respect of its own borrowing of securities) in connection with its (i) Advance or (ii) acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s), position(s) or asset(s) that Lender deems necessary (in its sole discretion) to hedge the market risk of the Collateral (including through proxy hedges) or the Advance, in each case regardless of whether such funding is obtained from third parties, an Affiliate of Lender or Lender’s internal sources. For the avoidance of doubt, Lender has the right to hedge the market risk of the Collateral (including through proxy hedges) at any time, regardless of whether an Event of Default has occurred.

(e)            All amounts due under this Section shall be payable on demand.

(f)            The agreements in this Section 8.04 shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

Section 8.05           Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

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Section 8.06           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)            All Collar Loan Documentation (except as provided otherwise in a Collar Loan Documentation) shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law. For purposes solely of article 9 of Brazilian Decree-Law No. 4.657 dated September 4, 1942, as amended by Law 12.376 dated December 30, 2010, the transactions contemplated hereby have been proposed to Borrower by Lender.

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Collar Loan Documentation (except as provided otherwise in a Collar Loan Documentation), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Collar Loan Documentation shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Collar Loan Documentation against Borrower or its properties in the courts of any other jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Collar Loan Documentation in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Borrower hereby irrevocably appoints Corporation Service Company as (“Process Agent”), presently located at 19 West 44th Street, Suite 200 New York, NY 10036, as its agent and attorney-in-fact with special powers to receive on its behalf and on behalf of its property service of copies of the summons and complaint (including any citação inicial) and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the relevant Borrower in care of Process Agent at its address, and Borrower hereby irrevocably authorizes and directs Process Agent to accept such service on its behalf. Borrower acknowledges and agrees that the irrevocability of the appointment of the Process Agent is a condition of this Agreement and of the Advance. In furtherance of the appointment to be made, Borrower requests and authorizes Lender to act on its behalf in connection with this Agreement and the other Collar Loan Documentation in the provision of any and all instructions to the Process Agent in connection with its appointment as the Process Agent for Borrower, including without limitation the instructions to and appointment of the Process Agent on behalf of Borrower, the payment of any fees (to be reimbursed by the relevant Borrower upon Lender's demand), the designation of tenor of appointment, the extensions of such appointment, the provision of this Agreement and any other information, documents or communications with the Process Agent to arrange, renew, or extend or otherwise facilitate such appointment. Borrower shall furnish to Lender evidence satisfactory to Lender that Borrower has appointed the Process Agent in accordance with this Section 8.06(d) within ten Business Days of the Closing Date.

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Nothing herein will affect the right of Lender to serve process in any other manner permitted by law.

(e)            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLAR LOAN DOCUMENTATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER COLLAR LOAN DOCUMENTATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06(e).

Section 8.07           Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Collar Loan Documentation without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in subsection (b) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Advance) and, upon this event, Lender shall promptly notify Borrower in writing in this regard; provided that, except in the case of an assignment to an Affiliate of Lender (other than a special purpose vehicle, securitization vehicle or other similar Person) or an Approved Fund, Borrower must give its prior written consent to such assignment (such consent not be unreasonably withheld); and provided further that (x) any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing and (y) Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to Lender within ten (10) Business Days after having received notice thereof. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of Lender under this Agreement, and Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of Lender’s rights and obligations under this Agreement, Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 8.04 and 8.14). Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section. Lender, acting solely for this purpose as an agent of Borrower, shall maintain a copy of each assignment and assumption agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advance owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender(s) shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(b)          Lender may, without notice to, or consent of, Borrower, sell participations to one or more banks or other entities (other than Borrower of any of its Affiliates) (a “Participant”) in all or a portion of Lender’s rights and obligations under this Agreement and the other Collar Loan Documentation (including all or a portion of the Advance); provided that (i) Lender’s obligations under the Collar Loan Documentation shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Subject to subsection (c) of this Section, Borrower agree that each Participant shall be entitled to the benefits of Sections 2.09 and 2.10, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.14 as though it were a Lender.

(c)            A Participant shall not be entitled to receive any greater payment under Section 2.09 or Section 2.10 than Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant’s entitlement to the benefits of Section 2.10 shall be subject to the requirements and limitations therein, including the requirements under Section 2.10(e) (it being understood that the documentation required under Section 2.10(e) shall be delivered to Lender). If Lender sells a participation, it shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the relevant Advance or other obligations under the Collar Loan Documentation (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Advance or other obligations under any Collar Loan Documentation) to any Person except to the extent that such disclosure is necessary to establish that the Advance or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and the Proposed United States Treasury Regulations Section 1.163-5(b) (or any similar rule of U.S. tax law), and any successor or amended version. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)          Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

Section 8.08           Severability. Any provision of any Collar Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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Section 8.09           Counterparts; Integration; Effectiveness.

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Collar Loan Documentation and any separate letter agreements with respect to fees payable to Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by each of the parties hereto and when each of the parties hereto shall have received counterparts hereof, which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

(b)           Delivery of an executed counterpart of a signature page of this Agreement, any other Collar Loan Documentation and/or related ancillary document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Collar Loan Documentation or such ancillary document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Lender to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between Lender and Borrower, electronic images of this Agreement or any other Collar Loan Documentation (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Collar Loan Documentation based solely on the lack of paper original copies of any Collar Loan Documentation, including with respect to any signature pages thereto.

Section 8.10         Survival of Representations. All covenants, agreements, representations and warranties made by Borrower in the Collar Loan Documentation and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Collar Loan Documentation shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Collar Loan Documentation and the making of the Advance, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Sections 2.09, 2.10 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advance or the termination of this Agreement or any provision hereof.

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Section 8.11           Confidentiality. Subject to Section 5.06, Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Collar Loan Documentation or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction (including any hedging transactions referenced in Section 8.04(d)) relating to the Collateral, Borrower or the Obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lender on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business hereunder or pursuant hereto, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 8.12           No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby and by the other Collar Loan Documentation (including in connection with any amendment, waiver or other modification hereof or of any other Collar Loan Documentation), Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Lender are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Lender and its Affiliates, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Collar Loan Documentation; (b)(i) Lender is and has been acting solely as a principal and, except as expressly agreed in writing herein or otherwise by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) Lender has no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Collar Loan Documentation; and (c) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and Lender has no obligations to disclose any of such interests to Borrower or any of its Affiliates. To the fullest extent permitted by law, Borrower hereby agrees to not assert any claims that it may have against Lender or its Affiliates with respect to any alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 8.13           Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender, Collateral Agent and each of their respective Affiliates (each, a “Set-off Party”) is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law (including, for the avoidance of doubt, the laws of Brazil), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Set-off Party to or for the credit or the account of Borrower against any of and all the obligations and liabilities of Borrower now or hereafter existing, irrespective of whether or not the relevant Set-off Party shall have made any demand under the Collar Loan Documentation and although such obligations may be unmatured. The rights of each Set-off Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Set-off Party may have.

Section 8.14          Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lender under this Agreement or any other Collar Loan Documentation or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Euros, Borrower agrees (i) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lender’s receipt of any sum adjudged in the Judgment Currency, Lender may purchase Euros with the Judgment Currency, and (ii) to indemnify and hold harmless Lender against any deficiency in terms of Euros in the amounts actually received by Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Euros). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by Lender, and shall survive the termination of this Agreement.

Section 8.15           USA PATRIOT Act Notice. Lender is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act. Borrower agrees to promptly provide Lender with all of the information requested by such Person (i) to the extent such Person deems such information reasonably necessary to identify Borrower in accordance with the Act or (ii) in connection with Lender’s standard “on boarding” process (including, without limitation, pursuant to “know your customer” or anti-money laundering requirements).

Section 8.16           Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Advance, together with all fees, charges and other amounts that are treated as interest on the Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by Lender holding the Advance in accordance with applicable law, the rate of interest payable in respect of the Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Advance but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of the Advance or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by Lender.

Section 8.17           Disclosure. Borrower hereby acknowledges and agrees that Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower or its Affiliates.

49

Section 8.18           Collateral Agent. Lender hereby appoints Banco J.P.Morgan S.A. as Collateral Agent hereunder to take such actions on its behalf and to exercise such powers as are delegated to such agent by the terms of this Agreement, the Security Agreements or by any instruction of Lender, together with such actions and powers as are reasonably related thereto. Without limiting the generality of the foregoing, Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and exercise the rights as a secured party on behalf of Lender with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Collar Loan Documentation. Banco J.P.Morgan S.A. hereby accepts such appointment. Collateral Agent may resign as collateral agent at any time upon written notice to Lender and Borrower, Lender may dismiss Collateral Agent at any time upon written notice to Collateral Agent and Borrower, and Lender may appoint a different collateral agent at any time upon written notice to Borrower; and in each case of the foregoing, without consent of Borrower. If any time there is no collateral agent in place, Lender shall act as Collateral Agent. In performing its functions and duties hereunder and under the other Collar Loan Documentation, Collateral Agent is acting solely on behalf of Lender and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, Collateral Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for Lender or Borrower, other than as expressly set forth herein and in the other Collar Loan Documentation, regardless of whether a Default or an Event of Default has occurred and is continuing.

Section 8.19           Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Collar Loan Documentation or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Collar Loan Documentation may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and.

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Collar Loan Documentation; or

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

50

Section 8.20           QFC Stay Rules. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Lender shall be deemed a “Covered Entity” and Borrower shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, the parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this section. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into among the parties or provided by one to the other. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[END OF TEXT]

51

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

MARFRIG GLOBAL FOODS S.A.

By:	/s/ Heraldo Geres
	Name:	Heraldo Geres
	Title:	Chief Legal Officer

By:	/s/ Tang David
	Name:	Tang David
	Title:	Chief Financial Officer

[Signature Page to Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Lender

By:	/s/ Toby Smith
	Name:	Toby Smith
	Title:	Managing Dirctor
J.P Morgan
25 Bank Street, London E14 5JP

BANCO J.P.MORGAN S.A., as Collateral Agent and solely in respect of Section 8.18

By:	/s/ Daniel Barreto
	Name:	Daniel Barreto
Title:

[Signature Page to Loan Agreement]

WITNESSES:

By:	/s/ Renato Cardoso Verdegay
	Name:	Renato Cardoso Verdegay
	ID:	37.088.131-X

By:	/s/ Nicolas Vaz
	Name:	Nicolas Vaz
	ID:	50.670.629-1

[Signature Page to Loan Agreement]

Schedule 3.13

Subsidiaries

	Name	Relationship to Borrower	Type of Entity
1.	…	…	…
2.	…	…	…

Schedule 3.16

Insurance

Financial Covenant Schedule

Section 6.15. Financial Covenant. Borrower shall not at any time fail to maintain a Net Debt to EBITDA Ratio of less than 3.00:1, as determined by Lender using publicly available reports or such other information as Lender reasonably determines.

Defined Terms:

“Net Debt to EBITDA Ratio” means at any date (i) Consolidated Net Indebtedness divided by (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date for which financial statements are available; provided, however, that:

(a)	if since the beginning of such period Borrower or any Subsidiary shall have made any disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition for such period; provided that pro forma effect shall be given to the proceeds applied of the disposition as if the event had occurred on the first day of such period;

(b)	if since the beginning of such period Borrower or any Subsidiary (by merger or otherwise) shall have made an investment in any Person that is merged with or into Borrower or any Subsidiary (or any Person that becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such investment or acquisition occurred on the first day of such period;

(c)	if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into Borrower or any Subsidiary since the beginning of such period) shall have made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (a) or (b) above if made by Borrower or a Subsidiary during such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such disposition, investment or acquisition of assets occurred on the first day of such period; and

(d)	pro forma effect shall be given to any Indebtedness incurred (or repaid) since the most recently consolidated quarterly balance sheet of Borrower.

To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be (i) based upon the most recent four full fiscal quarters for which the relevant financial information is available and (ii) determined in good faith by a financial or accounting officer of Borrower.

“Consolidated EBITDA” means, for any period, the amount equal to the sum of Borrower’s and its Subsidiaries’ net income (loss) of controlling shareholders plus net financial expenses, plus income taxes and social contribution plus depreciation and amortization plus minority interest.

“Consolidated Net Indebtedness” means consolidated financial indebtedness of Borrower and its consolidated Subsidiaries, if any, as set forth on the most recent consolidated quarterly balance sheet of Borrower and its consolidated Subsidiaries, if any, minus the sum of cash and cash equivalents and marketable securities recorded as current assets in Borrower’s most recent consolidated quarterly financial statements (except for any Capital Stock in any Person).

“Capital Stock” of any Person means any and all quotas, shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and partnership interests, but excluding any debt securities convertible or exchangeable into such equity (other than debt securities mandatorily convertible or exchangeable into common stock of Borrower or any Subsidiary).

EXHIBIT A

FORM OF BORROWING NOTICE

[To be included pursuant to notice details set out in the agreement]

[Date]

Ladies and Gentlemen:

The undersigned, MARFRIG GLOBAL FOODS S.A., a company organized under the laws of Brazil, with its principal place of business at São Paulo, Brazil, enrolled with the Brazilian National Taxpayers Registry (CNPJ/MF) under No. 03.853.896/0001-40, as borrower (“Borrower”), refers to the Loan Agreement dated June 7, 2021 (as from time to time amended, the “Loan Agreement,” the terms defined therein being used herein as therein defined), among Borrower, JPMorgan Chase Bank, N.A., London Branch, as Lender (“Lender”) and Banco J.P.Morgan S.A., as Collateral Agent and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Loan Agreement, that the undersigned hereby requests the Advance under the Loan Agreement, and in that regard sets forth below the information relating to the Advance (the “Proposed Borrowing”) as required by Section 2.02(a) of the Loan Agreement:

(i)	The Business Day of the Proposed Borrowing is June 7, 2021.

(ii)	The aggregate amount of the Proposed Borrowing is €_____________.

(iii)	The Funding Account to which proceeds of the Proposed Borrowing should be deposited is as set forth below:

Borrower hereby gives Lender irrevocable and binding instructions to deliver the balance of the Advance payable pursuant to Section 2.03 of the Loan Agreement to IBAN GB39CHAS60924222129804 in the name of Banco JPMorgan Brasil S/A – São Paulo, Brazil (Swift: CHASBRSP) at JP Morgan Chase Bank, NA – London Branch, USA, (CHASGB2L), for further credit to Marfrig Global Foods S.A.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(a)	Each of the representations and warranties contained in Article 3 of the Loan Agreement or in any other Collar Loan Documentation shall be true and correct on and as of the date of the Proposed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)	Since December 31, 2020, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(c)	No Default, Event of Default, Collateral Event of Default, Early Collar Termination Event, Market Disruption Event or Potential Adjustment Event shall have occurred and be continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

(d)	The Collateral Requirement has been satisfied in all respects.

Exhibit A to Loan Agreement

A-1

This Borrowing Notice is a representation and warranty by Borrower that all other conditions specified in Section 4.01 will be satisfied on and as of the date of the Proposed Borrowing.

Very truly yours,

MARFRIG GLOBAL FOODS S.A.

By:
Name: Title:

EXHIBIT B

FORMs OF SECURITY AGREEMENTs

[Attached]

Exhibit B to Loan Agreement

B-1

EXHIBIT C

[Reserved]

Exhibit C to Loan Agreement

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(for Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [  ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8 BEN-E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) with respect to each payment from Borrower, the undersigned shall furnish Borrower with a properly completed and currently effective certificate in either the calendar year in which the payment is to be made to the undersigned, or in either of the two calendar years preceding the payment.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name: Title:

Date: ________ __, 20[  ]

Exhibit D-1 to Loan Agreement

D-1-1

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(for Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [  ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8 BEN-E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Lender in writing, and (2) with respect to each payment from Borrower, the undersigned shall furnish Lender with a properly completed and currently effective certificate in either the calendar year in which the payment is to be made to the undersigned, or in either of the two calendar years preceding the payment.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name: Title:

Date: ________ __, 20[  ]

Exhibit D-2 to Loan Agreement

D-2-1

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(for Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [  ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8 BEN-E (or an applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8 BEN-E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Lender and (2) with respect to each payment from Borrower, the undersigned shall furnish Lender with a properly completed and currently effective certificate in either the calendar year in which the payment is to be made to the undersigned, or in either of the two calendar years preceding the payment.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name: Title:

Date: ________ __, 20[  ]

Exhibit D-3 to Loan Agreement

D-3-1

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(for Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [  ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of the Advance(s), (iii) with respect to the extension of credit pursuant to this Agreement or any other Collar Loan Documentation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8 BEN-E (or an applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8 BEN-E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) with respect to each payment from Borrower, the undersigned shall furnish Borrower with a properly completed and currently effective certificate in either the calendar year in which the payment is to be made to the undersigned, or in either of the two calendar years preceding the payment.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name: Title:

Date: ________ __, 20[  ]

Exhibit D-4 to Loan Agreement

D-4-1

EXHIBIT E

[FORM OF]

PROMISSORY NOTE

NOTA PROMISSÓRIA

Vencimento em: À VISTA

Local de Pagamento: São Paulo, SP. Brasil

Apresentável até: 15 (quinze) anos da data de emissão desta Nota Promissória.

Valor: [€ 120% of the Commitment]

Diante da apresentação desta única via de Nota Promissória, pagaremos ao JPMorgan Chase Bank, N.A., London Branch, em moeda corrente deste país, em fundos imediatamente disponíveis e livres de quaisquer deduções, a quantia equivalente a €[120% of the Commitment] ([___]), convertida de acordo com a taxa de câmbio PTAX de venda do dia útil imediatamente anterior ao dia do pagamento, conforme apurada pelo Banco Central do Brasil e que pode ser obtida na página da internet:

https://www.bcb.gov.br/#!/n/TXCAMBIO

Esta Nota Promissória será regida e interpretada de acordo com as leis da República Federativa do Brasil.

São Paulo, SP. Brasil

[Data/Date]

EMITENTE:

Nome: MARFRIG GLOBAL FOODS S.A.

C.N.P.J.: 03.853.896/0001-40

Nome:	Nome:

Cargo:	Cargo:

Exhibit E to Loan Agreement

E-1

EXHIBIT F

[FORM OF]

COMPLIANCE CERTIFICATE

Date: _____________, _____

[To be included pursuant to notice details set out in the agreement]

Re:	MARFRIG GLOBAL FOODS S.A. –Loan Agreement

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement dated as of June 7, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not defined herein shall have the meanings assigned in the Loan Agreement) by and among MARFRIG GLOBAL FOODS S.A., a company organized under the laws of Brazil, with its principal place of business at São Paul, Brazil, enrolled with the Brazilian National Taxpayers Registry (CNPJ) under No. 03.853.896/0001-40, as borrower (“Borrower”), and JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Lender (“Lender”), and BANCO J.P.MORGAN S.A., a financial institution organized under the laws of Brazil, with its principal place of business at Av. Brigadeiro Faria Lima, 3729, São Paulo/SP, enrolled with the CNPJ/MF under No. 33.172.537/0001-98, as Collateral Agent (“Collateral Agent”).

The undersigned authorized person of Borrower, for itself and on behalf of the other Borrower, hereby certifies as of the date hereof that such person is authorized to execute and deliver this Compliance Certificate to Lender on behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1            Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.01(a)(i) of the Loan Agreement for the fiscal year of Borrower ended as of [Fiscal year end date], which statements include a statement of financial position at the end of the relevant fiscal year and a statement of operations, members’ equity and consolidated cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared generally in conformity with GAAP, together with the report and opinion of the Auditor to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of and operations of Borrower and, if applicable, its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied. (To be delivered 120 days after end of each fiscal year)

[Use following paragraph 1 for fiscal quarter-end financial statements]

1            Attached hereto as Schedule 1 are the quarterly consolidated financial statements and related statements of operations, members’ equity and cash flow required by Section 5.01(a)(ii) of the Loan Agreement as of the end of and for such period ended [Fiscal quarter end date] and the then elapsed portion of the fiscal year, which statements represent fairly in all material respects Borrower’s financial condition and results of operations in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. (To be delivered 90 days after end of each fiscal quarter)

2            Attached hereto as Schedule 2 is a list of all Shares (including, if applicable, ADRs) owned by Borrower and its Subsidiaries as of the period ended [fiscal quarter / fiscal year end date].

Exhibit F to Loan Agreement

3	[select one:]

[to the best knowledge of the undersigned, no Default, Collateral Event of Default, Early Collar Termination Event or Potential Adjustment Event existed on the date hereof.]

--or--

[the following is a list of Defaults, Collateral Events of Default, Early Collar Termination Events or Potential Adjustment Events existed on such date, together with a description of the nature and status of each such Defaults or Events, including any action taken or proposed to be taken with respect thereto:]

Exhibit F to Loan Agreement

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.

BORROWER:

MARFRIG GLOBAL FOODS S.A.

By:
Name:
Title:

Exhibit F to Loan Agreement

Schedule 1 – Financial Statements

Exhibit F to Loan Agreement

Schedule 2 – Shares

Entity	Shares (Including ADRs) Owned
Borrower	[__]
[List each Subsidiary, if any, that owns Shares / ADRs]	[__]
…	[…]

Exhibit F to Loan Agreement

F-5